UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/23/2010

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector, N.E.
Suite 2000
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(404) 890-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation of Acting Chief Financial Officer

As previously announced, First Data Corporation (the "Company") appointed Ray E. Winborne as the Acting Chief Financial Officer of the Company effective May 25, 2010. On June 23, 2010, the Company's Governance, Compensation and Nominations Committee (the "FDC Committee") approved the following cash compensation for Mr. Winborne. Mr. Winborne will receive an annual salary of $525,000 and will be eligible for a target annual bonus of $525,000 payable at the discretion of the FDC Committee based on the Company's EBITDA performance and achievement of strategic objectives pursuant to the First Data Corporation Bonus Plan. A copy of the First Data Corporation Bonus Plan is included herein as Exhibit 10.1 and incorporated herein by reference. He also will receive $40,000 per month for the term of his service as Acting Chief Financial Officer that will be payable at the end of his service.

Mr. Winborne will be eligible for health and life benefits such as medical and dental coverage, health care and dependent care reimbursement accounts, short and long-term disability, life insurance, supplemental employee, spouse and child life insurance, basic and voluntary accidental death and dismemberment, business travel accident insurance and long-term care insurance. He also will be eligible for the Company's 401(k) plan and severance benefits under the First Data Corporation Severance Policy (Global Pay Structure Level 6 Employees) (the "Severance Policy"). If Mr. Winborne's employment is terminated for an eligible reason under the Severance Policy, he is entitled to receive cash payments equal to his base pay plus target bonus multiplied by 1.5 as well as the continuation of medical, dental and vision benefits coverage for a period of 18 months, with a portion of the costs of the benefits paid by Mr. Winborne. A copy of the Severance Policy is included herein as Exhibit 10.2 and incorporated herein by reference.

On June 23, 2010, the Governance, Compensation and Nominations Committee (the "Holdings Committee") of the Board of Directors of First Data Holdings Inc. ("Holdings"), the parent corporation of the Company, also approved the following equity grants to Mr. Winborne under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation (the "2007 Equity Plan"). Under the 2007 Equity Plan, Mr. Winborne purchased 50,000 shares of common stock of Holdings, at $3 per share and the Holdings Committee granted options to purchase 112,500 shares of common stock of Holdings at $3 per share.   One-half of the options have time-based vesting, whereby 20% of the options vest on each of the first five anniversaries from January 1, 2010.   The other half of the options granted are subject to EBITDA-based performance vesting. The performance options will vest in the following percentages upon achievement of the corresponding EBITDA target in any fiscal year between January 1, 2010 and December 31, 2013.

EBITDA Target        Vesting Percentage
$2.8 Billion                         25%
$3.1 Billion                         75%
$3.4 Billion                        100%

Vesting of the options may be accelerated in accordance with the terms of the 2007 Equity Plan. All of the options are subject to such other terms as are contained in the 2007 Equity Plan, which was included as Exhibit 10.5 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2007, and the Form of Stock Option Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K, both of which are incorporated herein by reference.

Mr. Winborne also will enter into Management Stockholder's Agreements and Sale Participation Agreements, in substantially the same form as the Form of Management Stockholder's Agreement, which was included as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on May 25, 2010, and the Form of Sale Participation Agreement, which was included as Exhibit 10.8 of the Company's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2007, both of which are incorporated herein by reference. The Management Stockholder's Agreement provides that, among other matters, the foregoing options and stock, including stock underlying the options, are subject to call rights by Holdings if Mr. Winborne is no longer employed by the Company. The Sale Participation Agreement provides that Mr. Winborne has the right to participate in the sale of shares of Holdings stock by certain entities and requires him to participate in a sale of shares if elected by Holdings under the terms and conditions described therein.

Payment to Departing Executive Officer

        In addition to the benefits under the Company's Senior Executive Severance Policy that will be paid to Pat Shannon and Grace Chen Trent in connection with their previously announced departure from the Company, the FDC Committee approved a one-time cash payment to Ms. Trent of $700,000 on June 23, 2010.

Item 9.01.    Financial Statements and Exhibits

(d)         The following is a list of the Exhibits filed with this report.

Exhibit

Number          Description of Exhibit

10.1         First Data Corporation Bonus Plan

10.2        First Data Corporation Severance Policy (Global Pay Structure Level 6 Employees)

10.3        2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates (incorporated by reference to Exhibit 10.5 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

10.4        Form of Stock Option Agreement.

10.5        Form of Management Stockholder's Agreement (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K filed on May 25, 2010, Commission File No. 1-11073).

10.6        Form of Sale Participation Agreement (incorporated by reference to Exhibit 10.8 of the Company's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: June 23, 2010	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.2	First Data Corporation Severance Policy (Global Pay Structure Level 6 Employees)
EX-10.4	Form of Stock Option Agreement
EX-10.1	First Data Corporation Bonus Plan